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                                                                    EXHIBIT 10.1

FORM 906-C


               DEPARTMENT OF THE TREASURY-INTERNAL REVENUE SERVICE

                     AGREEMENT AS TO FINAL DETERMINATION OF
                       TAX LIABILITY AND SPECIFIC MATTERS

        Under Section 7121 of the Internal Revenue Code (hereinafter the "Code"), Corrections Corporation of America and Subsidiaries ("CCA"), 10 Burton Hills Boulevard, Nashville, Tennessee 37215 (EIN: 62-1763875), successor to Corrections Corporation of America and Subsidiaries (EIN: 62-1156308), on behalf of itself, as agent for the CCA consolidated group, and as the Tax Matters Partner for Mineral Wells, R.E.L.P. (EIN: 62-1734023) ("Mineral Wells") and United Concept Limited Partnership (EIN: 74-2688571) ("United"), and the Commissioner of Internal Revenue (hereinafter the "Commissioner") make the following closing agreement:

        WHEREAS, CCA was issued a Revenue Agent's Report related to the December 31, 1997 taxable year of CCA, by letter dated May 8, 2000 (the "CCA RAR"); Mineral Wells was issued a Revenue Agent's Report related to the December 31, 1997 taxable year by letter dated November 27, 2000 (the "Mineral Wells RAR"); and United Concepts was issued a Revenue Agent's Report related to the December 31, 1997 taxable year by letter dated November 20, 2000 (the "United RAR") (collectively referred to as the "RARs");

        WHEREAS, CCA filed a protest with the Internal Revenue Service Appeals Division on August 31, 2000, protesting certain of the proposed adjustments set forth in the CCA RAR; Mineral Wells filed a protest with the Internal Revenue Service Appeals Division on February 20, 2001, protesting certain of the proposed adjustments set forth in the Mineral Wells RAR; and United filed a protest with the Internal Revenue Service Appeals Division on February 20, 2001, protesting certain of the proposed adjustments set forth in the United RAR;

        WHEREAS, the parties have agreed to resolve all of the issues raised in the RARs by this Agreement.

        NOW IT IS HEREBY DETERMINED AND AGREED that, for federal tax purposes:

        (1) Those of the RARs' proposed adjustments that were not protested by CCA (CCA RAR issues A(1), A(2), B(2), D, E(1), F, G, H, I, and K; Mineral Wells RAR issue 1; and United issue 1) shall be made as reflected in the RARs;

        (2) A consulting fee paid by CCA to CMA Capital Management, Inc. in the amount of $6,989,000 and amortized over three years shall instead be amortized over five years beginning July 1, 1997.

        (3) Fifty percent (50%) of $78,515 in state filing fees paid by CCA were properly deducted by CCA in 1997, and the remainder shall be capitalized and amortized over five years beginning July 1, 1997.


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CLOSING AGREEMENT WITH CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES,
MINERAL WELLS, R.E.L.P., AND UNITED CONCEPT LIMITED PARTNERSHIP

        (4) Fifty percent (50%) of $33,947 in legal fees paid by CCA were properly deducted in 1997, and the remainder shall be capitalized and amortized over five years beginning July 1, 1997.

        (5) Fifty percent (50%) of $49,825 in accounting fees paid by CCA were properly deducted in 1997, and the remainder shall be capitalized and amortized over eleven years beginning July 1, 1997.

        (6) Fifty percent (50%) of $2,135,732 in selling expenses incurred by CCA were properly deducted in 1997, and the remainder shall be capitalized and amortized over eleven years beginning July 1, 1997.

        (7) Twenty-five percent (25%) of the $109,065,571 capital loss claimed by CCA in connection with the sale by Corrections Partners, Inc. of its interests in CLI Equipment Leasing Trust VI and CLI Equipment Leasing Trust VIII shall be allowed in 1997, and the remainder shall be disallowed.

        (8) Fifty percent (50%) of the selling expenses incurred by Mineral Wells and United in the amounts of $124,383 and $247,394, respectively, were properly deducted in 1997, and the remainder shall be capitalized and amortized over eleven years beginning July 1, 1997.

        (9) CCA shall not be liable for the substantial understatement penalty in the amount of $7,715,847 proposed in the RAR for the 1997 taxable year.

        (10) As a result of the above adjustments, CCA's accumulated earnings and profits shall be increased as of the date of execution of this Agreement, and the above adjustments shall not increase CCA's earnings and profits at any time prior to the execution of this Agreement.

        This Agreement is final and conclusive except:

        (1) the matters it relates to may be reopened in the event of fraud, malfeasance, or misrepresentation of material fact;

        (2) it is subject to the Internal Revenue Code sections that expressly provide that effect be given to their provisions (including any stated exception for Code section 7122) notwithstanding any other law or rule of law; and

        (3) if it relates to a tax period ending after the date of this agreement, it is subject to any law, enacted after the agreement date, that applies to that tax period.



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CLOSING AGREEMENT WITH CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES,
MINERAL WELLS, R.E.L.P., AND UNITED CONCEPT LIMITED PARTNERSHIP

        BY SIGNING, THE PARTIES CERTIFY THAT THEY HAVE READ AND AGREE TO THE TERMS OF THIS DOCUMENTS.


CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

         By: /s/ John D. Ferguson           Date Signed: 10/21/02
             --------------------                        --------

         Title: CEO
               -----


MINERAL WELLS, R.E.L.P.

         By: /s/ John D. Ferguson           Date Signed: 10/21/02
             --------------------                        --------

         Title: CEO of CCA and subsidiaries
                ---------------------------


UNITED CONCEPTS LIMITED PARTNERSHIP

         By: /s/ John D. Ferguson           Date Signed: 10/21/02
             --------------------                        --------

         Title: CEO of CCA and subsidiaries
                ---------------------------


COMMISSIONER OF INTERNAL REVENUE

         By: /s/ Michael S. Wagner          Date Signed: 10/24/02
             ---------------------                       --------

         Title: Team Case Leader
                ----------------





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